                                                        Exhibti 99(d)
                                                        AT&T Capital Corporation


-----------------------------------------------------------

CONSOLIDATED FINANCIAL STATEMENTS


NEWCOURT CREDIT GROUP INC.


For the years ended December 31, 1997 and December 31, 1996






                                     [LOGO]

--------------------------------------------------------------------------------

                                AUDITORS' REPORT

--------------------------------------------------------------------------------



To the Shareholders of
NEWCOURT CREDIT GROUP INC.

We have audited the consolidated balance sheets of NEWCOURT CREDIT GROUP INC. as at December 31, 1997 and 1996 and the consolidated statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1997 and 1996 and the results of its operations and the changes in its financial position for the years then ended in accordance with accounting principles generally accepted in Canada.






Toronto, Canada                        Ernst & Young
February 4, 1998                       Chartered Accountants

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                          CONSOLIDATED BALANCE SHEETS


                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------



                                                As at December 31
                                                1997             1996
                                             $              $
-----------------------------------------------------------------------
ASSETS
Cash and short term investments                 7,413          51,184
Cash held in escrow [note 21]                1,771,000             --
Investment in finance assets [note 3]        2,461,401      1,072,277
Assets held for securitization and
 syndication [note 4]                        1,091,398        774,000
Investment in affiliated companies [note 5]    173,918        162,308
Accounts receivable, prepaids and other        181,736         58,469
Fixed assets [note 6]                           87,396         40,859
Goodwill at cost, net of accumulated
  amortization of $11,961; 1996 - $2,861
  [note 7]                                     408,754         54,279
-----------------------------------------------------------------------
Total Assets                                 6,183,016      2,213,376
-----------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Accounts payable and accrued liabilities       303,968         93,338
Debt [note 9]                                2,789,816      1,592,026
Future income tax liability [Note 12]           27,739         12,078
-----------------------------------------------------------------------
Total Liabilities                            3,121,523      1,697,442
-----------------------------------------------------------------------
Shareholders' Equity
Share capital [note 10]                      2,935,402        415,160
Retained earnings                              126,091        100,774
-----------------------------------------------------------------------
Total Shareholders' Equity                   3,061,493        515,934
-----------------------------------------------------------------------
Total Liabilities and Shareholders' Equity   6,183,016      2,213,376
-----------------------------------------------------------------------

See accompanying notes

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                     CONSOLIDATED STATEMENTS OF INCOME AND
                                RETAINED EARNINGS


        [in thousands of Canadian dollars, except for per share amounts]

--------------------------------------------------------------------------------

                                                Years ended December 31
                                                1997              1996

                                                  $               $
-------------------------------------------------------------------------
Fee and affiliate income
        Securitization and syndication fees
           [note 4]                               188,837         87,506
        Net income from affiliated companies
           [notes 5 & 9]                            9,552          8,549
        Management and other fees                  35,697         23,148
-------------------------------------------------------------------------
                                                  234,086        119,203
Net finance income [note 9]                        84,349         52,386
-------------------------------------------------------------------------

Total asset finance income                        318,435        171,589
Selling, general and other operating expenses     178,934        101,738
Depreciation and amortization                      20,427          5,701
-------------------------------------------------------------------------
Operating income before restructuring charges
 and taxes                                        119,074         64,150
Restructuring charges [note 8]                    103,000             --
-------------------------------------------------------------------------
Operating income before income taxes               16,074         64,150
Provision for (recovery of) income taxes [note 12](20,347)        13,469
-------------------------------------------------------------------------
Net income for the year                            36,421         50,681
Retained earnings, beginning of year              100,774         56,942
Dividends paid on common and special shares       (10,004)        (6,685)
Options purchased [note 11]                        (1,100)          (164)
-------------------------------------------------------------------------
Retained earnings, end of year                    126,091        100,774
-------------------------------------------------------------------------

Earnings per common share [note 8]:
Basic                                               $0.52          $0.96
Fully diluted                                       $0.52          $0.96
-------------------------------------------------------------------------

See accompanying notes

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------



                                                          Years ended December 31
                                                          1997               1996
                                                            $               $
--------------------------------------------------------------------------------

OPERATING ACTIVITIES
Net income for the year                                   36,421         50,681
Add items not requiring an outlay of cash
        Restructuring charges                             74,225             --
        Deferred income taxes                            (23,516)         7,798
        Depreciation and amortization                     20,427          5,701
--------------------------------------------------------------------------------
Cash flow from operations                                107,557         64,180
Net change in non-cash assets and liabilities
        related to operations                           (130,332)        26,881
--------------------------------------------------------------------------------
Cash provided by (used in) operating
 activities                                              (22,775)        91,061
--------------------------------------------------------------------------------

INVESTING ACTIVITIES
Finance assets, underwritten and purchased            (6,033,608)    (4,491,880)
Finance assets, securitized and syndicated             4,336,050      2,844,220
Finance assets, repayments and others                  1,079,027        796,692
--------------------------------------------------------------------------------
Finance assets and assets held for
 securitization and syndication                         (618,531)      (850,968)
Business acquisitions                                   (621,902)            --
Investment in affiliated companies                         8,821        (99,485)
Purchase of fixed assets                                 (35,992)       (24,772)
--------------------------------------------------------------------------------
Cash used in investing activities                     (1,267,604)      (975,225)
--------------------------------------------------------------------------------

FINANCING ACTIVITIES
Debt issued, net                                         785,765        512,834
Issue of common shares, net                              453,635        231,604
Deferred tax on share issues                              18,312         (4,696)
Dividends paid on common and special shares              (10,004)        (6,685)
Options purchased                                         (1,100)          (164)
--------------------------------------------------------------------------------
Cash provided by financing activities                  1,246,608        732,893
--------------------------------------------------------------------------------

Decrease in cash and short term investments
 during the year                                         (43,771)      (151,271)
Cash and short term investments, beginning
 of year                                                  51,184        202,455
--------------------------------------------------------------------------------
Cash and short term investments, end of year               7,413         51,184
--------------------------------------------------------------------------------

See accompanying notes

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

December 31, 1997


1. NATURE OF THE COMPANY'S OPERATIONS

The Company is an independent, non-bank financial services enterprise with operations primarily in Canada and the United States and has recently expanded its operations in the United Kingdom and Australia. The Company originates, sells and manages asset-based financing by way of secured loans, leases and conditional sales contracts. Generally, the Company retains an interest in the financings it originates. The loan origination activities focus on the commercial and corporate finance segments of the asset-based lending market.

The Company originates loans in the commercial finance market through vendor finance programs. These agreements are established with select equipment manufacturers, dealers and distributors to provide equipment sales and inventory financing. The Company serves the corporate finance market through financing services it delivers via vendors to major corporations, public sector institutions and governments.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada ("Canadian GAAP"). Except as indicated in Note 20, these consolidated financial statements conform, in all material respects, with accounting principles generally accepted in the United States ("U.S. GAAP"). The more significant accounting policies are summarized below:

Principles of consolidation

The consolidated financial statements of the Company include the accounts of all its wholly-owned subsidiaries. All inter-company transactions and balances have been eliminated.

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

Investment in finance assets

Investment in finance assets is comprised of loans, the aggregate of finance lease receivables less unearned income and long term securitization receivable. Earned lease income is recognized on an actuarial basis which produces a constant rate of return on the net investment in the leases.

Recognition of interest income is suspended when, in management's view, a loss is likely to occur but in no event later than 90 days after an account has gone into arrears.

Deferred costs

Direct incremental costs of acquisition of finance assets and of investing in affiliated companies are deferred and amortized over the expected period of future benefit. Costs incurred during the pre-operating period of new business ventures are deferred and amortized over the expected period of future benefit.

Allowance for credit losses

Losses on finance assets and the carrying value of repossessed assets are determined by discounting at the rate of interest inherent in the original asset the expected future cash flows of the finance assets including realization of collateral values and estimated recoveries under third party guarantees and vendor support agreements.

General allowances are established for probable losses on loans whose impairment cannot otherwise be measured.

Securitizations of finance assets

The Company sells the majority of its asset-based financing originations to securitization vehicles.

The securitization transactions are accounted for as sales of finance assets, resulting in the removal of the assets from the Company's consolidated balance sheets and the computation of a gain on sale. Proceeds on sale are computed as the aggregate of the initial cash consideration and the present value of any additional sale proceeds, net of a provision for anticipated credit losses on the securitized assets and the amount of a normal servicing fee. The sale of finance assets is recorded when the significant risks and rewards of ownership are transferred.

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

Income is earned on the long term securitization receivable and is recognized on an accrual basis. The carrying value of this asset is reduced, as required, based upon changes in the Company's share of the estimated credit losses on the securitized assets. The Company continues to manage the securitized assets and recognizes income equal to a normal servicing fee over the term of the securitized assets.

Syndications

Other finance assets are underwritten and sold to institutional investors for cash. These transactions generate syndication fees for the Company, which generally continues to service these assets on behalf of the investors.

Fees received for syndicating finance assets are included in income when the related transaction is substantially complete provided the yield on any portion of the asset retained by the Company is at least equal to the average yield earned by the other participants involved.

Fixed assets

Fixed assets are recorded at cost. Depreciation is provided on a straight-line basis at rates designed to write off the assets over their estimated useful lives as follows:

        Building                              20 years
        Furniture and fixtures                10 years
        Computers and office equipment         5 years

Goodwill

Goodwill is recorded at cost less accumulated amortization. Amortization is provided on a straight-line basis over a period not to exceed 20 years. The valuation and amortization of goodwill is evaluated on an on-going-basis and, if considered permanently impaired, is written down. The determination as to whether there has been an impairment in value is made by comparing the carrying value of the goodwill to the projected undiscounted net revenue stream to be generated by the related activity.

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

Foreign currency translation

Assets and liabilities denominated in foreign currencies are translated using the temporal method, whereby monetary assets and liabilities are converted into Canadian dollars at exchange rates in effect at the consolidated balance sheet dates. Gains and losses on finance assets and debt are deferred and amortized over the remaining lives of the related items on a straight-line basis. Non-monetary assets and liabilities are translated at historical rates. Revenue and expenses are translated at the exchange rate in effect on the date of the transaction.

Certain foreign operations are considered self-sustaining. As a result, the assets and liabilities of these operations are translated into Canadian dollars at rates in effect at the balance sheet date. Revenue and expenses are translated at the average exchange rates prevailing during the year. Unrealized foreign currency translation gains and losses on these self-sustaining operations are recorded in shareholders' equity.

Income taxes

During 1997, the Canadian Institute of Chartered Accountants approved the adoption of the liability method of accounting for income taxes effective for fiscal years beginning on or after January 1, 2000. Effective January 1, 1996, the Company adopted the provisions of the standard. The adoption of the standard changes the Company's method of accounting for income taxes from the comprehensive tax allocation method to an asset and liability approach. Under the asset and liability method, future tax assets and liabilities are provided for all significant temporary differences between the financial statement and tax bases of assets and liabilities and are adjusted for tax rate changes as they occur.

The Company has retroactively adopted this standard and concluded that the adoption of this standard does not have a material impact on the Company's financial position or results of operations in the current or preceding years.

Earnings per common share

Earnings per common share is computed based on the weighted average number of common shares outstanding during the year. Fully diluted earnings per common share has been computed based on the weighted average number of common shares outstanding after giving effect to the exercise of all outstanding options to acquire common shares.

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

Derivative financial instruments

Derivative financial instruments are used to hedge the Company's exposure to interest and currency risk by creating positions which are opposite to, and offset, on-balance sheet positions which arise from normal operations. The most frequently used derivatives are interest rate and currency swaps, bond forwards and foreign exchange forward contracts.

Contract and notional amounts associated with derivative financial instruments are not recorded as assets or liabilities on the balance sheet. Off-balance sheet treatment is accorded where an exchange of the underlying asset or liability has not occurred or is not assured, or where notional amounts are used solely to determine cash flows to be exchanged.

Swaps and bond forward contracts are accounted for on the accrual basis. Net accrued interest receivable/payable and deferred gains/losses are recorded in other assets or other liabilities, as appropriate. Realized gains/losses on terminated contracts are deferred and amortized over the remaining life of the related position.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

3. INVESTMENT IN FINANCE ASSETS

The investment in finance assets consists of loans, leases and the Company's investment in long term securitization receivable outstanding at December 31, 1997, which are due as follows:

                                                  Leases                                      Net
                              ----------------------------------------       Long term     investment
                                Minimum        Unearned          Net      securitization   in finance
                    Loans      payments         income      investment       receivable     assets
                     $             $              $              $               $             $
-----------------------------------------------------------------------------------------------------

1998              327,305        379,706         72,865        306,841        155,396        789,542
1999              136,838        342,272         46,522        295,750         83,520        516,108
2000              121,208        242,709         27,717        214,992         47,278        383,478
2001              108,604        137,785         17,611        120,174         20,185        248,963
2002               93,309         76,813         11,184         65,629         11,472        170,410
Thereafter        245,542         88,261         14,121         74,140         33,218        352,900
-----------------------------------------------------------------------------------------------------
                1,032,806      1,267,546        190,020      1,077,526        351,069      2,461,401
-----------------------------------------------------------------------------------------------------


Minimum lease payments include the estimated unguaranteed residual value of leased assets of $57,421 [1996 - $29,920].

At December 31, 1996, the investments in loans, leases and long term securitization receivable were $571,801, $346,521 and $153,955 respectively. Included in investment in finance assets is US$876,583 [December 31, 1996 - US$600,367].

Substantially all of the investment in finance assets bear interest at varying levels of fixed rates of interest. There are no significant concentrations.

The loans included in investment in finance assets are collateralized by the related finance assets.

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

An analysis of the Company's allowance for credit losses and investment in finance assets is as follows:


                                                December 31,    December 31,
                                                   1997            1996
                                                $                 $
----------------------------------------------------------------------------
Investment in finance assets                    2,461,401         1,072,277
----------------------------------------------------------------------------

Allowance for credit losses, beginning of year     16,465             5,089
Provisions for credit losses during the year
 including acquisitions                            31,041            14,496
----------------------------------------------------------------------------
Write-offs, net of recoveries                      (8,943)           (3,120)
----------------------------------------------------------------------------
Allowance for credit losses, end of year           38,563            16,465
----------------------------------------------------------------------------

Allowance as a percentage of finance assets           1.6%              1.5%
----------------------------------------------------------------------------

Finance assets in arrears (90 days and over)       13,619             6,353
----------------------------------------------------------------------------

Arrears as a percentage of finance assets             0.6%              0.6%
----------------------------------------------------------------------------

Average recorded investment in finance assets
in arrears during the year                          7,207             4,123
----------------------------------------------------------------------------

Finance assets in repossession, at estimated
 net realizable value                               6,023             7,391
----------------------------------------------------------------------------


Credit provisions against finance assets acquired during the year amounted to $26,230 [December 31, 1996 - $11,357].

The Company has an additional specific credit loss reserve of $1,596 [December 31, 1996 - $1,928] relating to the Company's long term securitization receivable, representing its interest in the CIP I, II, III, IV, V and VI securitization vehicles. Beyond this specific credit loss reserve further losses may be provided for by a reduction in the yield earned on the long term securitization receivable.

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

4. SECURITIZATIONS

The Company has a securitization program under which fixed rate finance assets originated by the Company are sold to securitization vehicles. As a result of this program, a significant amount of the Company's asset finance income is derived from gains on the sale of securitized finance assets and management fees relating to such assets. The Company continues to be responsible for the administration and collection of the receivables on behalf of the investors.

Financing contracts are sold to limited partnerships funded by institutional investors through the issuance of senior and junior asset-backed instruments (92% and 8% respectively). The Company retains a one-third interest in the junior instrument on a pari passu basis with institutional investors. Consideration for the sales consist of an initial cash payment and additional sale proceeds, representing the Company's interest in cash flows of the limited partnership. The sales are non-recourse to the Company, except to the extent of the long term securitization receivable for additional sale proceeds.

Floating rate contracts are sold through public multi-seller securitization vehicles for cash consideration and additional sale proceeds. The Company provides the multi-seller with protection from certain risks of ownership by providing an over collateralization reserve which represents the Company's interest in the cash flows of the assets sold.

An undivided ownership interest in eligible inventory finance loans and revolving loans is sold on a revolving basis to a multi-seller securitization trust. The Company provides the multi-seller with protection from certain risks of ownership by providing an over collateralization reserve and a cash security subject to a dollar floor.

During the year, the Company generated net securitization income of $140,133 [1996 - $51,037] which is included in securitization and syndication fees.

Included in investment in finance assets is the long term securitization receivable comprised of (i) $319,224 [December 31, 1996 - $143,971] of additional sales proceeds which represents the Company's interest in the cash flows of the securitization vehicles, (ii) $9,006 [December 31, 1996 - $7,534] of securitization proceeds from the sale of assets to certain securitization vehicles which are to be received over the term of the securitized assets as excess servicing fees which have a first priority on all the cash flows of the vehicles and (iii) $22,839 [December 31, 1996 - $2,450] representing the additional cash security provided to certain multi-seller securitization vehicles.

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

As at December 31, 1997, the Company had commitments or substantially completed commitments to fund or support the funding of the following amounts:


                                                $
-----------------------------------------------------------
Commercial Finance                               3,606,000
Corporate Finance                                  675,000
-----------------------------------------------------------
                                                 4,281,000
-----------------------------------------------------------


5. INVESTMENT IN AFFILIATED COMPANIES

Investment in affiliated companies represents the Company's investment in its foreign affiliates through which the international based operations of the Company are conducted and additional investment in other affiliated companies.

6. FIXED ASSETS


Fixed assets consist of the following:


                                         December 31, 1997         December 31, 1996
                                     ------------------------  ------------------------
                                                 Accumulated            Accumulated
                                        Cost    depreciation   Cost     depreciation
                                        $            $          $          $
---------------------------------------------------------------------------------------
Land and buildings                    14,654       3,281       5,590       1,011
Furniture and fixtures                48,658      15,143      19,982       3,767
Computers and office equipment        56,552      17,300      25,041       6,767
Other                                  4,182         926       1,914         123
---------------------------------------------------------------------------------------
                                     124,046      36,650      52,527      11,668
---------------------------------------------------------------------------------------
Net book value                        87,396                  40,859
---------------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

7. ACQUISITIONS

On August 29, 1997, the Company acquired all of the outstanding common shares of Commcorp Financial Services Inc. ("Commcorp") for approximately $366 million of which $89 million was paid in cash, and the remaining $277 million through the issuance of common shares. Commcorp provides asset finance and management services to a broad range of industries.

On September 5, 1997, the Company purchased the Business
Technology Finance ("BTF") division of Lloyds UDT for approximately $493 million paid in cash for assets acquired less the assumption of certain business liabilities. BTF operates primarily in three markets: information technology, telecommunications, and business equipment.

Other acquisitions made by the Company include Lease Finance Group Limited Partnership, Omni Financial Services of America, Inc., ERF and an additional interest in BML Leasing Limited for approximately $40 million in cash consideration.

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

These acquisitions have been accounted for as purchases, and accordingly the consolidated financial statements include the results of operations of the acquired businesses from the dates of acquisition. The net assets acquired are as follows:



                                        Commcorp   BTF   Others    Total
                                           $        $       $        $
-------------------------------------------------------------------------------
Net assets acquired at approximate
 fair values
Investment in finance assets            596,891  421,802  69,298  1,087,991
Investment in affiliated companies       18,471       --   1,960     20,431
Accounts receivable, prepaids and other  32,368    9,854  16,618     58,840
Fixed assets                             14,143    2,195   4,678     21,016
-------------------------------------------------------------------------------
                                        661,873  433,851  92,554  1,188,278
-------------------------------------------------------------------------------

Accounts payable and accrued
 liabilities                            123,734   30,546  11,160    165,440
Debt                                    351,120       --  60,905    412,025
Deferred income taxes                    68,911       --   1,605     70,516
-------------------------------------------------------------------------------
                                        543,765   30,546  73,670    647,981
-------------------------------------------------------------------------------

Net assets acquired                     118,108  403,305  18,884    540,297
-------------------------------------------------------------------------------
Consideration
Cash                                     88,633  493,049  40,220    621,902
Common shares                           277,295       --      --    277,295
-------------------------------------------------------------------------------
Total consideration                     365,928  493,049  40,220    899,197
-------------------------------------------------------------------------------
Goodwill                                247,820   89,744  21,336    358,900
-------------------------------------------------------------------------------


Upon completion of these acquisitions, total goodwill amounted to $420,715 [December 31, 1996 - $57,140].

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

8. RESTRUCTURING CHARGES

During the year, the Company recorded restructuring charges totaling $103,000. These charges are related to costs expected to be incurred in connection with the announced plans to integrate Commcorp and rationalize certain of Newcourt's other businesses in Canada and the United States. The charges comprise amounts for severance and office closings and to write-off certain redundant start-up and systems costs. The Company expects that its integration and rationalization plans will be completed by the end of 1998.

The effect on net income after income taxes and earnings per common share of this charge is set out below:

                                                       $
------------------------------------------------------------
Restructuring charges                             103,000
Taxes recoverable                                 (46,350)
------------------------------------------------------------
Net restructuring charges                          56,650

------------------------------------------------------------


Earnings per common share:
Basic
- Operations                                        $1.33
- Restructuring charges                             (0.81)
------------------------------------------------------------
                                                    $0.52
------------------------------------------------------------
Fully diluted                                       $0.52
------------------------------------------------------------


--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

9. DEBT

Debt consists of the following:

                                                  December 31,     December 31,
                                                      1997            1996
                                                       $            $
--------------------------------------------------------------------------------
Fixed Rate Debt

U.S. senior notes, bearing interest varying from 6.95%
to 7.12%, maturing in the years 2000 to 2005             149,011      143,186

U.S. senior notes, bearing interest at 8.26%,
maturing in the year 2005                                143,280      137,020

Medium term notes, bearing interest rates varying from
4.4% to 9.34% maturing in the years 1998 to 2007       1,118,433      328,050

7.625% debenture, maturing in June, 2001                 124,802      124,745

6.45% debenture, maturing in June, 2002                  149,782      149,733

Other

Commercial paper and other short term borrowings         834,281      594,723

Fixed rate debt, bearing interest varying from
 5.2% to 12.89%with the related investment in
 finance assets pledged as security                      270,227      114,569
--------------------------------------------------------------------------------
                                                       2,789,816    1,592,026
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

Interest expense on the debt outstanding during the year was $145,252 [1996 - $104,601], of which $16,363 [1996 - $12,689] has been deducted from net income from affiliated companies and the balance $128,889 [1996 - $91,912] deducted from net finance income.

On August 12, 1997, the Company increased its Canadian bank facility to $750 million. On May 14, 1997, the Company renewed and increased its U.S. bank facility to US$600 million. The Canadian bank facility and one-third of the U.S. bank facility is a 364-day committed unsecured revolving credit facility with a syndicate of Canadian, U.S. and international banks. The remaining two-thirds of the U.S. bank facility is a three-year committed unsecured revolving credit facility. These credit facilities are used as interim funding pending syndication, sale, securitization, collection of proceeds of financings assets, or as support for the Company's $750 million Canadian commercial paper program and its US$600 million U.S. commercial paper program. The Canadian and U.S. bank facilities attract interest at bankers' acceptance plus 45 basis points and LIBOR plus 45 basis points, respectively. The amount of unused Canadian and U.S. bank facilities are $750,000 [December 31, 1996 - $450,000] and
US$500,000 [December 31, 1996 - US$420,000] respectively.

The weighted average interest on commercial paper outstanding at the end of the year is 5.96% [1996 - 5.49%].

Included in debt is US$1,388,211 [December 31, 1996 - US$990,243] of which US$1,323,211 [December 31, 1996 - US$925,243] was used to fund leases and loans which are repayable in U.S. dollars. The remainder was swapped into floating rate Canadian dollar debt.

The Company's U.S. senior notes, medium term notes, debentures and bank facilities' agreements contain certain restrictive convenants which include maintaining certain asset and debt to equity ratios, certain levels of forward funding commitments, credit losses and arrears within defined levels and expense and earnings ratios.
The Company is in compliance with all restrictive convenants.

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------


As of December 31, 1997, scheduled repayments are as follows:

                                               $
-------------------------------------------------
1998                                    1,237,082
1999                                      228,653
2000                                      258,782
2001                                      242,616
2002                                      235,472
Thereafter                                587,211
-------------------------------------------------
                                        2,789,816
-------------------------------------------------


10. SHARE CAPITAL

Authorized -

The Company's authorized share capital consists of the following:

[i]     Unlimited Common Shares with voting rights;
[ii] Unlimited Special Shares without voting rights convertible into Common Shares on a share-for-share basis; and
[iii]   Unlimited Class A Preference Shares
        issuable in series.

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

Outstanding -

The following is a summary of the changes in share capital during the year:


                                        Year ended             Year ended
                                        December 31,           December 31,
                                                1997                  1996
                                  #          $          #          $
----------------------------------------------------------------------------
Subscription Rights [Note 21]
Outstanding, beginning of year            --        --        --         --
Proceeds of rights issue, net     38,500,000 1,758,493        --         --
----------------------------------------------------------------------------
Outstanding, end of year          38,500,000 1,758,493        --         --
----------------------------------------------------------------------------

Common Shares
Outstanding, beginning of year    60,182,688   415,160  22,664,466 188,166
Proceeds of share issue, net      13,910,000   481,030   7,150,000 224,434
Issued on acquisition [note 7]     8,214,843   277,295          --      --
Stock options exercised              743,172     2,839       3,250      44
Others                                20,255       585      74,303   2,430
2:1 share division                        --        --  30,091,344       0
Conversion of special shares              --        --     199,325      86
----------------------------------------------------------------------------
Outstanding, end of year          83,070,958 1,176,909  60,182,688 415,160
----------------------------------------------------------------------------

Special Shares
Outstanding, beginning of year            --        --     199,325      86
Conversion to common shares               --        --    (199,325)    (86)
----------------------------------------------------------------------------
Outstanding, end of year                  --        --          --      --
----------------------------------------------------------------------------

Total Share Capital              121,570,958 2,935,402  60,182,688 415,160
----------------------------------------------------------------------------


--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

Public Offerings

On April 22, 1996, the Company completed a public offering of 3,850,000 (7,700,000 post split) Common Shares at $28.50 per share for gross proceeds of $109,725. Expenses of this issue, net of deferred income tax recoveries of $2,292, amounted to $2,802.

On September 30, 1996, the Company completed a public offering of 3,300,000 (6,600,000 post split) Common Shares at $36.50 per share for gross proceeds of $120,450. Expenses of this issue, net of deferred income tax recoveries of $2,404, amounted to $2,939.

On March 11, 1997, the Company completed a public offering of 2,475,000 (4,950,000 post split) Common Shares at $51.00 per share for gross proceeds of $126,225. Expenses of this issue, net of deferred income tax recoveries of $2,508, amounted to $3,066.

On August 29, 1997, the Company completed a public offering of 7,260,000 common shares at $38.50 per share for gross proceeds of $279,510. Expenses of this issue, net of deferred income tax recoveries of $5,571, amounted to $6,809.

Treasury Issue

On September 24, 1997, the Company completed a private placement of 1,700,000 common shares at $50.10 per share for proceeds of $85,170.

Special Shares

On July 2, 1996, the remaining 199,325 Special Shares were converted into 199,325 (398,650 post split) Common Shares.

Common Shares

Effective April 14, 1997, the Company subdivided on a two-for-one basis all of the Company's issued and outstanding Common Shares and all the Company's Common Shares reserved for issuance.

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

11. EMPLOYEE STOCK OPTION PLAN

During the year, the Company's Stock Option Plan as approved by the shareholders at the Annual General Meeting was amended. Under the amended Plan, the Company may issue 9,046,878 common shares to employees and directors of the Company at the discretion of the Board of Directors. The number of shares which may be issued under options to any individual employee or director shall not exceed in the aggregate 5% of the total of the outstanding shares. During the year the Company issued 2,557,298 options. The exercise price of each option equals the closing market price of the Company's shares on the day preceding the grant of the option. If there is no trading on the date preceding the date of grant then a weighted average trading price for the five days prior to the date of grant is used. Upon granting of an option, the Company designates both vesting and expiry dates of the options, of which the maximum term is ten years. The vesting period is determined by the Company upon granting of the options.


As at December 31, 1997, the following common share options were outstanding:



                       Number of Shares   Per Share
                                          $             Expiry Date
                       ---------------------------------------------------
Options granted to:

Directors                15,600             6.75        February 23, 1998
                         30,000             7.75        February 23, 1998
                         28,000             8.75        February 23, 1998
                         25,000            14.40        February 23, 2001
                         12,000            24.25        February 6, 2007
                         20,000            24.25        May 2, 2007
                         18,000            26.00        May 2, 2007
Employees
                        119,400             6.75        February 23, 1998
                        152,500             7.75        February 28, 1998
                        514,502            12.00        January 29, 2001
                        355,700            24.25        February 6, 2007
                      2,054,998            26.00        May 2, 2007
                         50,000            49.50        August 16, 2004
                         22,000            49.50        September 16, 2007
                         23,400            47.20        October 30, 2007
                      ---------
                      3,441,100
                      ---------
                      ---------



--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

Of the above, stock options on 698,413 common shares are exercisable as at December 31, 1997. The remaining stock options on 2,742,687 common shares are exercisable as follows:


               Number of Shares      Exercisable Date
               ----------------      ----------------
                   186,539               1998
                   638,125               1999
                   639,325               2000
                   639,323               2001
                   639,375               2002
               ----------------
                 2,742,687
               ----------------
               ----------------


During 1997, the Company purchased 56,802 [1996 - 11,598] options at their fair market value resulting in a cash distribution of $1,100 [1996 - $164].

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------




12. INCOME TAXES

(a) The Company's provision for income taxes is lower than the statutory rate prevailing in Canada due to lower income tax rates on income earned from operations outside Canada and the dividend deduction available as foreign earnings are repatriated.

        The following table reconciles tax expense calculated at the statutory rates with the actual income tax expense:

                                                      December 31,    December 31,
                                                          1997           1996
                                                           $              $
----------------------------------------------------------------------------------

Income before income taxes                               16,074         64,150
----------------------------------------------------------------------------------
Statutory rate of income taxes                               45%            45%
----------------------------------------------------------------------------------

Income taxes at the statutory rate                        7,233         28,868
Effect on income taxes of
        Deductible dividends                            (11,705)       (12,795)
        Recognition of losses carried forward                --           (297)
        Foreign tax rate differential                   (18,679)        (4,054)
        Large corporations tax                            2,164          1,304
        Other                                               640            443
----------------------------------------------------------------------------------
Provision for (recovery of) income taxes                (20,347)        13,469
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------

Allocation of provision
        Current                                           3,169          5,671
        Future                                          (23,516)         7,798
----------------------------------------------------------------------------------
                                                        (20,347)        13,469
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

(b) The tax effects of temporary differences that give rise to significant portions of the future income tax assets and future income tax liability are presented below:


                                                December 31,    December 31,
                                                   1997           1996
                                                     $              $
                                                ------------    -------------
Future income tax liability:

        Differences in tax and accounting
          basis of finance assets                 (118,819)        (26,941)
        Securitization related                     (58,806)        (27,856)
        Other                                      (29,224)         (1,684)
-----------------------------------------------------------------------------
Gross future income tax liability                 (206,849)        (56,481)
-----------------------------------------------------------------------------
Future income tax asset:
        Net operating loss carryforward            110,172          44,347
        Other                                       68,938              56
-----------------------------------------------------------------------------
Gross future income tax asset                      179,110          44,403
-----------------------------------------------------------------------------
Valuation allowance                                     --              --
-----------------------------------------------------------------------------
Gross future income tax asset net of
 valuation allowance                               179,110          44,403
-----------------------------------------------------------------------------
Total future income tax liability                  (27,739)        (12,078)
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------


The Company has $254,281 of net operating losses available for tax purposes to offset future taxable income arising from the reversal of deferred income tax liabilities. Net operating losses pertaining to the Canadian operations of $189,445 will expire at various dates by the year 2004. Net operating losses pertaining to the U.S. operations of $64,836 will expire at various dates by the year 2012.

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------


(c) The income (loss) before income taxes and provision for (recovery of) income taxes are as follows:

                                             1997      1996
                                             $         $
                                           --------  --------
Income (loss) before income taxes
        Canada                              (47,023)   24,598
        United States                        37,057    38,538
        International                        26,040     1,014
--------------------------------------------------------------
                                             16,074    64,150
--------------------------------------------------------------
--------------------------------------------------------------
Provision for current income taxes
        Canada                                1,338     3,880
        United States                           758     1,667
        International                         1,073       124
--------------------------------------------------------------
                                              3,169     5,671
--------------------------------------------------------------
--------------------------------------------------------------
Provision for (recovery of) future
 income taxes
        Canada                              (38,605)   (5,458)
        United States                        13,694    13,256
        International                         1,395        --
--------------------------------------------------------------
                                            (23,516)    7,798
--------------------------------------------------------------
--------------------------------------------------------------
Total provision for (recovery of
  income taxes)
        Current                               3,169     5,671
        Future                              (23,516)    7,798
--------------------------------------------------------------
                                            (20,347)   13,469
--------------------------------------------------------------
--------------------------------------------------------------
Net income
        Canada                               (9,756)   26,176
        United States                        22,605    23,615
        International                        23,572       890
--------------------------------------------------------------
                                             36,421    50,681
--------------------------------------------------------------
--------------------------------------------------------------


--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

13. FINANCE ASSETS UNDER MANAGEMENT

Included in finance assets under management are finance assets which have been securitized or syndicated by the Company and are not reflected on the consolidated balance sheets.

Securitized finance assets are described in Note 4. Syndicated finance assets are assets which have been sold to investors without recourse or credit enhancement.

Finance assets under management are as follows:

                            December 31,  December 31,
                              1997           1996
                             $           $
-------------------------------------------------------
Securitized finance assets   5,626,856   2,731,341
Syndicated finance assets    1,386,706   1,230,221
Syndicated finance assets
 of affiliated companies       616,052     655,843
-------------------------------------------------------
                             7,629,614   4,617,405
-------------------------------------------------------
-------------------------------------------------------


--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

14. SEGMENTED INFORMATION

The Company is in the business of underwriting and then securitizing or syndicating asset-based financings in Canada, the United States and internationally. Income is generated from these sources as securitization and syndication fees, income from affiliated companies, management fees and net finance income.

The Company's investment in finance assets at December 31 is as follows:

                            1997       1996
                           $           $
-----------------------------------------------
Canada                     992,404     372,785
United States              848,686     612,215
International              620,311      87,277
-----------------------------------------------
Total                    2,461,401   1,072,277
-----------------------------------------------
-----------------------------------------------


Asset finance income for the year ended December 31 is as follows:


                                       1997        1996
                                       $           $
-----------------------------------------------------------

Securitization and syndication fees

        Canada                            86,326     36,970
        United States                     87,302     43,837
        International                     15,209      6,699
-----------------------------------------------------------
Total                                    188,837     87,506
-----------------------------------------------------------
-----------------------------------------------------------


--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------


                                   1997        1996
                                   $          $
-----------------------------------------------------------
Income from affiliated companies
        International                 9,552      8,549
-----------------------------------------------------------

Management and other fees
        Canada                       14,771      9,237
        United States                20,926     13,911
-----------------------------------------------------------
Total                                35,697     23,148
-----------------------------------------------------------
-----------------------------------------------------------

Net finance income
        Canada                       43,794     23,671
        United States                27,468     26,769
        International                13,087      1,946
-----------------------------------------------------------
Total                                84,349     52,386
-----------------------------------------------------------
-----------------------------------------------------------

Total asset finance income
        Canada                      144,891     69,878
        United States               135,697     84,517
        International                37,847     17,194
-----------------------------------------------------------
Total                               318,435    171,589
-----------------------------------------------------------
-----------------------------------------------------------


--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

15. LEASE COMMITMENTS

Future minimum annual payments on a cash basis under leases for premises over the next 5 years and thereafter are as follows:



                        $
--------------------------------
1998                      9,770
1999                     10,425
2000                     10,977
2001                     11,216
2002                     10,924
Thereafter               58,551
--------------------------------
                        111,863
--------------------------------
--------------------------------


Rent expense amounted to $9,632 in 1997 [1996 - $5,568].

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------


16.     DERIVATIVE FINANCIAL INSTRUMENTS

In the normal course of business, the Company enters into derivative contracts and other hedging transactions to manage asset/liability exposures, specifically exposures to market interest rate and foreign currency risk. Market risk represents the potential for changes in the value of assets and liabilities due to fluctuations in interest and foreign exchange rates.

The notional principal amounts of the Company's derivatives and the current credit exposure are as follows:




                                                                               Current
                                                                               credit
                     Notional principal amounts maturing(1)                    exposure(2)
                     -------------------------------------- Total      Total   ------------
                        Under         1 to 5     Over       Dec. 31    Dec. 31  Dec. 31
                        1 year        years      5 years    1997       1996     1997
                        $             $          $          $          $        $
-------------------------------------------------------------------------------------------
Interest rate contracts
Bond forwards           986,062            --         --    986,062    808,925      --
Interest rate swaps     235,717       762,284    247,574  1,245,575    403,669  11,327
---------------------------------------------------------------------------------------
                      1,221,779       762,284    247,574  2,231,637  1,212,594  11,327
---------------------------------------------------------------------------------------
Foreign exchange
 contracts
Spot and forward
 contracts            1,811,703            --        --   1,811,703     16,243      --
Cross currency swaps    637,469       620,897    76,970   1,335,336    619,119   3,458
---------------------------------------------------------------------------------------
                      2,449,172       620,897    76,970   3,147,039    635,362   3,458
---------------------------------------------------------------------------------------
Total derivatives     3,670,951     1,383,181   324,544   5,378,676  1,847,956  14,785
---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------

(1) Notional principal amounts are the contract amounts used in determining payments.

(2) Credit risk exposure is the replacement cost of all contracts without taking into account any netting arrangements. All counterparties are investment grade financial institutions. The fair market value of derivative contracts hedging on balance sheet financial instruments is approximately $56 million.

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

17. FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of assets and liabilities at December 31 is as follows:



                                             1997
                                                $
                                ----------------------------------
                                                     Estimated
                                Carrying Value       Fair Value
                                -----------------------------------

Assets
Investment in finance assets            2,461,401         2,464,976
Assets held for securitization
 and syndication                        1,091,398         1,091,398
Investment in affiliated companies        173,918           174,918

Liabilities
Debt                                    2,789,816         2,799,179



The aggregate of the estimated fair value amounts presented does not represent management's estimate of the underlying value of the Company. Moreover, fair values disclosed represent estimates of value made at a specific point in time and may not be reflective of future fair values.

In the case of items which are short term in nature or contain variable rate features, fair value is considered to be equal to carrying value. These items are not listed above. Details of the estimated fair value of derivative financial instruments are provided in Note 16.

The estimated fair value of investment in finance assets is estimated by discounting the expected future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

The estimated fair value of the debt reflects changes in general interest rates which have occurred since the debt was originated and changes in the creditworthiness of the individual borrowers. For fixed rate debt estimated fair value is determined by discounting the expected future cash flows related to this debt at market interest rates for debt with similar credit risks.

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------


18. INTEREST RATE SENSITIVITY

The table below summarizes the Company's exposure to interest rate movements by setting out the maturity or repricing date of interest rate sensitive assets and liabilities.



                                       Expiration
                            -------------------------------
                             Under     1 to 5      Over
As at December 31, 1997      1 year    years       5 years     Total
                             $         $           $           $
--------------------------------------------------------------------------
Investment in finance assets  789,542  1,318,959   352,900     2,461,401
Assets held for
 securitization             1,091,398         --        --     1,091,398
Investment in affiliated
 companies                     43,830     25,285   104,803       173,918
--------------------------------------------------------------------------
                            1,924,770  1,344,244   457,703     3,726,717
Interest rate contracts       986,532   (696,193) (290,339)           --
--------------------------------------------------------------------------
Rate exposure on assets     2,911,302    648,051   167,364     3,726,717
--------------------------------------------------------------------------
--------------------------------------------------------------------------

Debt                        1,237,082    965,523   587,211     2,789,816
Interest rate swaps         1,405,118 (1,139,956) (265,162)            0
--------------------------------------------------------------------------
Rate exposure on debt       2,642,200   (174,433)  322,049     2,789,816
--------------------------------------------------------------------------
--------------------------------------------------------------------------
Net asset position            269,102    822,484  (154,685)      936,901
--------------------------------------------------------------------------
--------------------------------------------------------------------------

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------




                                        Expiration
                                   -------------------------------
                                   Under       1 to 5      Over      Total
As at December 31, 1996            1 year      years       5 years
                                   $           $           $         $
-------------------------------------------------------------------------------
Investment in finance assets        538,833    356,119     177,325   1,072,277
  Assets held for securitization    774,000         --          --     774,000
Investment in affiliated companies   49,679     23,349      89,280     162,308
-------------------------------------------------------------------------------
                                  1,362,512    379,468     266,605   2,008,585
Interest rate contracts             155,000    (35,000)   (120,000)         --
-------------------------------------------------------------------------------
Rate exposure on assets           1,517,512    344,468     146,605   2,008,585
-------------------------------------------------------------------------------

Debt                                691,322    465,875     434,829   1,592,026
Interest rate swaps                 605,025   (377,487)   (227,538)         --
-------------------------------------------------------------------------------
Rate exposure on debt             1,296,347     88,388     207,291   1,592,026
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Net asset position                  221,165    256,080     (60,686)    416,559
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------




19. CONSOLIDATED STATEMENT OF CASH FLOWS AND OTHER REPORTING DETAILS



                                           December 31,       December 31,
                                               1997              1996
                                             $                  $
                                           ------------       ------------
Decrease in accounts receivable,
  prepaids and other                        (101,297)          (36,304)
Increase (decrease) in accounts
payable and accrued liabilities              (29,035)           63,185
--------------------------------------------------------------------------
Total                                       (130,332)           26,881
--------------------------------------------------------------------------
Cash interest paid                           147,038            94,794
--------------------------------------------------------------------------
Cash taxes paid                                 6,671           12,477
--------------------------------------------------------------------------


--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

20. RECONCILIATION TO UNITED STATES ACCOUNTING PRINCIPLES

a) These consolidated financial statements have been prepared in accordance with Canadian GAAP which conform in all material respects with U.S. GAAP, except as noted below:

    [i] For Canadian GAAP purposes, unrealized translation gains and losses on long term monetary items are deferred and amortized over the remaining terms of those items. For U.S. GAAP purposes, such gains and losses are recorded in income immediately.

    [ii] For Canadian GAAP purposes, amounts paid to employees to retire issued stock options without issuing common stock are recorded as capital transactions. For U.S. GAAP purposes, such amounts paid are recorded as compensation expense.

    [iii] For Canadian GAAP purposes, finance assets sold to securitization vehicles are not consolidated. Under U.S. GAAP, the Company is required to consolidate certain of these securitization vehicles. In addition, U.S. GAAP requires the Company to equity account for its interest in certain other securitization vehicles. Accordingly, for U.S. GAAP purposes, the Company has deferred gains recorded on the asset sales to these vehicles, and, in the case of consolidated vehicles, has recorded their assets and liabilities on its consolidated balance sheets. The Company will recognize the deferred gains in income as the related finance assets are collected.

    [iv] The restructuring charge was reduced for costs that would have been accrued as an adjustment to the liabilities assumed through the purchase of Commcorp and the rationalization of certain Newcourt businesses in Canada and the United States under U.S. GAAP, rather than expensed as permitted by Canadian GAAP.

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

        The following tables present the amounts that would have been reported for U.S. GAAP purposes in 1997 and 1996:


                                             1997         1996
                                             $            $
                                            -------      -------
Net income for the year - Canadian GAAP      36,421       50,681
Difference in accounting for foreign
 exchange gains (losses) (net of  income
tax recovery of $6,180 [1996 - $555])        (7,553)         684
Difference in accounting for options retired (1,100)        (164)
Difference in accounting for securitization
transactions (net of  income taxes of
 $4,364 [1996 - $268])                        5,486         (395)
Difference in accounting for restructuring
 charge (net of income taxes of $15,600
 [1996 - nil])                               19,067           --
-------------------------------------------------------------------
Net income for the year - U.S. GAAP          52,321       50,806
-------------------------------------------------------------------
-------------------------------------------------------------------

Earnings per common share:
Basic
- Operations                                  $1.28        $0.96
- Restructuring charges                       (0.53)          --
-------------------------------------------------------------------
                                              $0.75        $0.96
-------------------------------------------------------------------
Fully diluted                                 $0.73        $0.95
-------------------------------------------------------------------
-------------------------------------------------------------------


--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------



The following sets forth the computation of basic and diluted earnings per share for income from continuing operations before restructuring charges:


                                                       1997             1996
                                                        $                  $
                                                     ---------       -----------
Numerator
Income                                                89,904              50,806
---------------------------------------------------------------------------------
Denominator
Denominator for basic earnings
per common share
- weighted average shares                         70,219,175          52,799,810
---------------------------------------------------------------------------------

Effect of dilutive securities:
Employee stock options                             1,171,555             785,836
---------------------------------------------------------------------------------

Denominator for diluted
 earnings per common share -
 adjusted weighted -
 average common shares
 and assumed conversions                          71,390,730          53,585,646
---------------------------------------------------------------------------------

Basic earnings per
 common share                                          $1.28               $0.96
Diluted earnings per
 common share                                          $1.26               $0.95
---------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------



Changes in consolidated balance sheet items, as computed under U.S. GAAP:


                                         December 31,    December 31,
                                           1997             1996
                                            $                $
                                         ------------    ------------
Increase in investment in finance assets    136,646          213,564
Increase (decrease) in accrued liabilities  (14,137)           3,939
Increase in debt                            135,457          206,498
Increase in subordinated debt                31,422           26,271
 Increase (decrease) in other assets         76,127          (3,496)
Increase in goodwill                         19,667              --

Increase in future income tax liability      13,784          11,832


Changes in shareholders' equity, as computed under U.S. GAAP:


                                           December 31,      December 31,
                                            1997               1996
                                            $                 $
                                           ------------      ------------
Retained earnings, beginning of year           85,966          41,845
Net income for the year                        52,321          50,806
Dividends paid on common and special shares   (10,004)         (6,685)
-------------------------------------------------------------------------
Retained earnings, end of year                128,283          85,966
Share capital [note 10]                     2,935,402         415,160
Total Shareholders' Equity                  3,063,685         501,126
-------------------------------------------------------------------------
-------------------------------------------------------------------------


--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------



(b)U.S. GAAP requires the following disclosures in respect of income taxes. The following disclosures are based on amounts determined in accordance with U.S. GAAP. The tax effects of temporary differences that give rise to significant portions of the future income tax asset and future income tax liability are presented below:




                                             December 31,    December 31,
                                                1997            1996
                                              $                $
                                             ------------    -------------
Future income tax liability:
        Differences in tax and accounting
          basis of finance assets              (118,819)         (26,941)
        Securitization related                  (63,173)         (16,024)
        Other                                   (23,342)          (1,684)
---------------------------------------------------------------------------
Gross future income tax liability              (205,334)         (44,649)
---------------------------------------------------------------------------

Future income tax asset:
        Net operating loss carryforward         110,172           44,347
        Other                                    53,641               56
---------------------------------------------------------------------------
Gross future income tax asset                   163,813           44,403
---------------------------------------------------------------------------
Valuation allowance                                  --               --
---------------------------------------------------------------------------
Gross future income tax asset net
 of valuation allowance                         163,813           44,403
---------------------------------------------------------------------------
Total future income tax liability               (41,521)            (246)
---------------------------------------------------------------------------
---------------------------------------------------------------------------


The Company has $254,281 of net operating losses available for tax purposes to offset future taxable income arising from the reversal of deferred income tax liabilities. Net operating losses pertaining to the Canadian operations of $189,445 will expire at various dates by the year 2004. Net operating losses pertaining to the U.S. operations of $64,836 will expire at various dates by the year 2012.

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

The disclosure below is based on amounts determined under U.S.
GAAP:


                                           1997       1996
                                             $          $
                                         ---------  ---------
Income (loss) before income taxes
        Canada                            (19,901)    26,019
        United States                      39,645     37,533
        International                      26,014      1,010
--------------------------------------------------------------
                                           45,758     64,562
--------------------------------------------------------------
--------------------------------------------------------------
Provision for current income taxes
        Canada                              1,338      4,006
        United States                         758      1,541
        International                       1,073        124
--------------------------------------------------------------
                                            3,169      5,671
--------------------------------------------------------------
--------------------------------------------------------------
Provision for (recovery of)
 deferred income taxes
        Canada                            (25,905)    (1,720)
        United States                      14,778      9,805
        International                       1,395         --
--------------------------------------------------------------
                                           (9,732)     8,085
--------------------------------------------------------------
--------------------------------------------------------------
Total provision for (recovery of)
 income taxes
        Current                             3,169      5,671
        Future                             (9,732)     8,085
--------------------------------------------------------------
                                           (6,563)    13,756
--------------------------------------------------------------
--------------------------------------------------------------
Net income
        Canada                              4,666     23,733
        United States                      24,109     26,187
        International                      23,546        886
--------------------------------------------------------------
                                           52,321     50,806
--------------------------------------------------------------
--------------------------------------------------------------

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------


(c) The Company accounts for its Stock Option Plan in accordance with Canadian GAAP on a basis consistent with Accounting
Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related Interpretations. Accordingly, no compensation expense has been recognized for its stock option plan for either Canadian or U.S. GAAP purposes. FASB Statement No. 123 provides for an alternative method of accounting for the plan for U.S. GAAP purposes. Had compensation cost for the Company's plan been determined based on the fair value at the grant dates consistent with the method of FASB Statement No. 123, the
 Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below:


                               1997       1996
                                 $          $
                               ------     ------
Net income per U.S. GAAP       51,917     50,305
Earnings per share:
- Basic and fully
 diluted earnings per share    $0.74      $0.95


The fair value of each option granted is estimated on the grant date using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1996 and 1997 respectively: dividend yield of 0.75 and 0.58 per cent, expected volatility of 27 and 30 per cent, risk free interest rates of 6.2 and 6.3 per cent and expected lives of 5 and 8 years.


                                      1997                     1996
                               ----------------------     ----------------------
                                            Weighted                   Weighted
                                             Average                    Average
                                             Exercise                   Exercise
                               Shares        Price         Shares       Price
                               #             $             #            $
                               ----------------------     ----------------------
Outstanding, beginning of year  1,687,726      8.63       1,119,424     6.76
Granted                         2,557,298     26.00         593,500    12.14
Exercised                        (802,640)     6.83         (23,196)    7.88
Forfeited                          (1,284)    23.02          (2,002)   12.00
---------------------------------------------------------------------------------
Outstanding, end of year        3,441,100     21.96       1,687,726     8.63
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Options exercisable at year end   698,413                 1,315,207
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Weighted average fair value of
  options granted during the year $12.02                     $4.05
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------


21. SUBSEQUENT EVENTS

On November 17, 1997, the Company agreed subject to the satisfaction of certain closing conditions to acquire all of the issued and outstanding common shares of AT&T Capital Corporation, one of the world's largest diversified equipment leasing and commercial finance companies.

On December 3, 1997, the Company completed its offering of 38.5 million subscription rights resulting in gross proceeds to the Company of $1.77 billion. The cash received upon the issuance of subscription rights has been put into escrow pending the acquisition of AT&T Capital Corporation and in return, invested in treasury bills and bankers' acceptances. Each subscription right entitles the holder to acquire one common share of the Company upon the completion of the Company's acquisition of AT&T Capital Corporation. The subscription rights consist of approximately 26 million fully paid subscription rights issued at $46 per right and approximately 12.5 million installment receipt subscription rights issued at $47.10 per right.

On January 12, 1998, the Company satisfied the closing conditions specified in the stock purchase agreement and acquired all of the issued and outstanding shares of AT&T Capital Corporation. The purchase price paid on the acquisition closing is approximately U.S. $1.61 billion (Cdn $2.3 billion), of which approximately U.S. $1.06 billion (Cdn $1.47 billion) was paid in cash and the remaining U.S. $550 million (Cdn $811 million) was satisfied through the issuance of approximately 17.6 million common shares of the Company.

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

The acquisition will be accounted for as a purchase in the first quarter of 1998 and accordingly the consolidated financial statements will include the results of operations of the acquired business from the date of acquisition. The net assets acquired are as follows:


                                                $
Net assets acquired at approximate fair values

Investment in finance assets                    3,964,922
Investment in capital leases                    4,711,276
Investment in operating leases                  2,283,298
Assets held for securitization and syndication    685,188
Accounts receivable, prepaids and other           917,576
-----------------------------------------------------------
                                               12,562,260
-----------------------------------------------------------
Accounts payable and accrued liabilities        1,011,283
Debt                                           10,198,722
Minority interest in preferred shares             286,562
-----------------------------------------------------------
                                               11,496,567
-----------------------------------------------------------
Net assets acquired                             1,065,693
-----------------------------------------------------------
Consideration
Cash                                            1,471,341
Common shares                                     811,157
-----------------------------------------------------------
Total consideration                             2,282,498
-----------------------------------------------------------
Goodwill                                        1,216,805
-----------------------------------------------------------


The financial statement figures of AT&T Capital Corporation as at December 31, 1997 are in accordance with accounting principles generally accepted in the United States, translated into Canadian dollars at US$ = $1.4328 Canadian.

The goodwill amount is subject to adjustment upon final determination of the fair value of assets and liabilities acquired.

22. COMPARATIVE AMOUNTS

Certain comparative amounts have been reclassified to conform to the presentation adopted in the current year.